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[LOGO]                                                            NEWS RELEASE

TENET HEALTHCARE CORPORATION
HEADQUARTERS OFFICE
3820 STATE STREET
SANTA BARBARA, CA 93105          CONTACTS
TEL (805) 563-6855               INVESTOR RELATIONS: PAUL RUSSELL (805) 563-7188
FAX (805) 563-6821               MEDIA RELATIONS: LANCE IGNON (805) 563-6975
HTTP://WWW.TENETHEALTH.COM


                    TENET HEALTHCARE ANNOUNCES REFINANCING

     SANTA BARBARA, CALIF. - MAY 4, 1998 - Tenet Healthcare Corp. (THC: NYSE,
PSE) announced today that is offering $300 million of Senior Notes and $900 million of Senior Subordinated Notes to qualified institutional investors through a private placement. The proceeds of this offering will be used to repurchase Tenet's 9 5/8% Senior Notes and 10 1/8% Senior Subordinated Notes that are the subject of a previously announced tender offer. Because the Notes are being offered through a private placement, they will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     Based in Santa Barbara, Calif., Tenet Healthcare, through its subsidiaries, owns and operates 124 acute care hospitals and numerous related healthcare services from coast to coast. The company employs 106,000 people serving communities in 18 states. Tenet's name reflects its core business philosophy: the importance of shared values between partners - including employees, physicians, insurers and communities - in providing a full spectrum of quality healthcare. Tenet can be found on the World Wide Web at WWW.TENETHEALTH.COM.



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